Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$21,986
Unrealized Gain (Loss) on Market Value of Commodity Futures	559,964
Dividend Income	193
Interest Income	17
Total Income (Loss)	$582,160

Expenses
General Partner Management Fees	$5,229
Professional Fees	11,349
Brokerage Commissions	164
Directors' Fees and insurance	1,078
NYMEX License Fee	105
Total Expenses	17,925
Expense Waiver	(11,650)
Net Expenses	$6,275
Net Income (Loss)	$575,885

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/21	$8,281,204
Net Income (Loss)	575,885

Net Asset Value End of Month	$8,857,089
Net Asset Value Per Share (1,050,000 Shares)	$8.44

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596